EXHIBIT (b)(9)
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                                                       EXHIBIT (b)(9)





                       EXTENSION OF TERMINATION DATE
                            AND AMENDMENT NO. 6
                          OF THE CREDIT AGREEMENT
                      --------------------------------


     EXTENSION OF TERMINATION DATE AND AMENDMENT NO. 6 (collectively, this "Amendment"), dated as of March 14, 1996, between MERRILL LYNCH SENIOR
 ---------
FLOATING RATE FUND, INC., a Maryland corporation (hereinafter referred to as the "Borrower") and THE BANK OF NEW YORK (the "Bank"), pursuant to the
        --------                                  ----
Credit Agreement, dated as of March 23, 1992, between the Borrower and the Bank, as amended by Amendment No. 1, dated as of June 3, 1992, Amendment No. 2, dated as of September 11, 1992, Amendment No. 3, dated as of March 17, 1993, Amendment No. 4, dated as of December 16, 1993 and Amendment No. 5, dated as of March 20, 1995 (as so amended, the "Agreement").
                                                   ---------


                                  RECITALS
                                  --------

          A. Capitalized terms used herein which are not defined herein and which are defined in the Agreement shall have the same meanings as therein defined.

          B. Paragraph 2.10 of the Agreement provides that so long as no Default or Event of Default exists, the Borrower may request that the Termination Date be extended for a period of 360 days from and including the date of the Bank's consent to such Extension Request.

          C. The Termination Date (without giving effect to the extension requested hereby) is March 14, 1996.

          D. The Borrower desires that the Termination Date be extended for an additional period of 360 days and the Bank desires to consent thereto.

          E. The Borrower and the Bank desire to amend the Agreement as set forth herein.

          In consideration of the premises and the covenants, conditions and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Pursuant to paragraph 2.10 of the Agreement, the Borrower hereby requests that the Termination Date be extended for an additional period of 360 days from the date hereof to March 9, 1997 and the Bank hereby consents thereto.

          2.   The definition of "Applicable Margin" contained in paragraph
1.1 of the Agreement is amended to read as follows:



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               "Applicable Margin": as to any Loan (i) 0.50 during the
                -----------------
          first 45 days that such Loan is outstanding, (ii) 1.00% during the next 15 days that such Loan is outstanding and (iii) 1.50%" during the next 30 days that such Loan is outstanding.


          3. "0.10%" is substituted for "0.125%" in the first sentence of paragraph 3.1 of the Agreement.

          4. In consideration of the consent of the Bank to the extension granted hereby and for this Amendment, the Borrower agrees to pay to the Bank upon the delivery of an executed counterpart hereof, a fee in the sum of $20,000.

          5. In order to induce the Bank to execute this Amendment, the Borrower (i) makes the same representations and warranties contained in paragraph 4 of the Agreement, except such thereof as specifically refer to an earlier date and (ii) certifies that no Default or Event of Default exists under the Loan Documents.

          6. This Amendment shall be deemed effective upon the delivery to the Bank of this Amendment duly executed by the parties hereto.

          7. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

          8. This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.



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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized officer as of the date and year first written above.


                                        MERILL LYNCH SENIOR FLOATING
                                        RATE FUND, INC.



                                        By:       /s/ Terry K. Glenn
                                                  ------------------------------
                                        Name:     Terry K. Glenn
                                                  ------------------------------
                                        Title:    Executive Vice President
                                                  ------------------------------




                                        THE BANK OF NEW YORK



                                        By:       /s/ Lee B. Stephens, Jr.
                                                  ------------------------------
                                        Name:     Lee B. Stephens, Jr.
                                                  ------------------------------
                                        Title:    Vice President
                                                  ------------------------------